Exhibit 16.1

June 11, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant	Grant Thornton LLP
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Washington, DC 20549	Houston, TX 77002-2848
T 832.476.3600
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Re: Mattress Firm Holding Corp.

File No. 001-35354

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mattress Firm Holding Corp. dated June 6, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd